UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   December 9, 2016

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EL CAPITAN PRECIOUS METALS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-56262	88-0482413
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

5871 Honeysuckle Road Prescott, AZ	86305-3764
(Address of Principal Executive Offices)	(Zip Code)

(928) 515-1942

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

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Item 1.01	Entry into a Material Definitive Agreement

Amendment No. 1 to Equity Purchase Agreement with River North Equity, LLC

On March 16, 2016, El Capitan Precious Metals, Inc. (the “Company”) entered into an Equity Purchase Agreement (the “Purchase Agreement”) with River North Equity, LLC (“River North”), pursuant to which the Company may from time to time, in its discretion, sell shares of its common stock to River North for aggregate gross proceeds of up to $5,000,000. On December 9, 2016, the Company entered into Amendment No. 1 to the Purchase Agreement (the “Amendment”) in order to amend the formula pursuant to which the purchase price for the Company’s shares is calculated and to make certain other amendments to the terms of the Purchase Agreement.

Pursuant to the Purchase Agreement, and prior to the Amendment, the purchase price for each share of the Company’s common stock purchased under the Purchase Agreement was equal to 85.0% of the Market Price, which is defined as the average of the two lowest closing bid prices on the Over-the-Counter Bulletin Board, as reported by Bloomberg Finance L.P., during the five consecutive trading days including and immediately prior to the date on which the applicable put notice is delivered to River North (the “Pricing Period”). If the Company was not deposit/withdrawal at custodian (“DWAC”) eligible or if the Company was under Depository Trust Company (“DTC”) “chill” status at the time of a sale, an additional 5.0% and 10% discount to the Market Price, respectively, applied.

As amended, the Pricing Period includes the five consecutive trading days including and immediately prior to the settlement date of the sale, which in most circumstances will be the trading day immediately following the date that a put notice is delivered to River North (a “Put Date”). In addition, if either (i) the closing bid price the common stock is less than $0.10 per share on the Put Date, or (ii) the average daily trading volume in dollar amount for the common stock during the ten trading days including and immediately preceding a Put Date is less than $50,000, then an additional 10% discount to the Market Price will be taken when calculating the purchase price for the shares. The prior discounts for DWAC ineligibility and DTC chill status remain.

The foregoing description of the terms of the Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the agreement itself, a copy of which is filed as Exhibit 10.1 to this report, and the terms of which are incorporated herein by reference. The benefits and representations and warranties set forth in such agreement (if any) are not intended to and do not constitute continuing representations and warranties of the Company or any other party to persons not a party thereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 dated December 9, 2016 to Equity Purchase Agreement dated March 16, 2016 by and between El Capitan Precious Metals, Inc. and River North Equity, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL CAPITAN PRECIOUS METALS, INC.

	By:	/s/ Stephen J. Antol
Date: December 9, 2016		Name: Stephen J. Antol
Title: Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 dated December 9, 2016 to Equity Purchase Agreement dated March 16, 2016 by and between El Capitan Precious Metals, Inc. and River North Equity, LLC

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